Exhibit 21(i)

STRYKER CORPORATION LIST OF SUBSIDIARIES
As of December 31, 2019

Name of Subsidiary	State or Country of Incorporation

Aimago SA	Switzerland
Alcott Indemnity Company	USA - Vermont
Arrinex, Inc.	USA - Delaware
Berchtold + Fritz GmbH	Germany
Berchtold Consulting GmbH	Switzerland
Berchtold Corporation	USA - Delaware
Berchtold GmbH & Co. KG	Germany
Berchtold Holding Switzerland GmbH	Switzerland
Changzhou Orthomed Medical Instrument Company Limited	China
Concentric Medical, Inc.	USA - Delaware
Entellus Medical Europe Ltd	United Kingdom
Entellus Medical, Inc.	USA - Delaware
Gongping (Shanghai) Medical Devices Trading Co. Ltd.	China
GYS Tech, LLC	USA - Delaware
HeartSine Technologies Limited	United Kingdom
HeartSine Technologies, LLC	USA - Delaware
Howmedica International S. de R.L.	Panama
Howmedica Osteonics Corp.	USA - New Jersey
Hygia Healthcare Services, Inc.	USA - Alabama
HyperBranch Technology, Inc.	USA - Delaware
Imorphics Limited	United Kingdom
Infinity MSD Corp.	USA - Delaware
Infinity MSE Corp.	USA - Delaware
Infinity MSF Corp.	USA - Delaware
InstruMedics, L.L.C	USA - Michigan
Invuity, Inc.	USA - Delaware
ITAPCo Limited	United Kingdom
Ivy Sports Medicine LLC	USA - Delaware
Jiangsu Chuangyi Medical Instrument Company Limited	China
Jolife AB	Sweden
K2M Germany GmbH	Germany
K2M Group Holdings, Inc.	USA - Delaware
K2M Holdings, Inc.	USA - Delaware
K2M Iberia Medcomtech, S.L.U.	Spain
K2M Solutions Australia Pty Ltd	Australia
K2M Spine Solutions (Schweiz) GmbH	Switzerland
K2M UK Limited	United Kingdom
K2M, Inc.	USA - Delaware
Loon Intermediateco, LLC	USA - Delaware
MAKO Surgical Corp	USA - Delaware
Mobius Imaging, LLC	USA - Delaware
Muka Metal Ticaret ve Sanayi Anaonim Sirketi	Turkey
Nettrick Limited	Ireland
Novadaq Corp	USA - Delaware
Novadaq Hong Kong Ltd	Hong Kong
Novadaq Technologies ULC	Canada
NV Stryker SA	Belgium
OOO "Stryker"	Russia
Orneo Özel Sağlık Hizmetleri Medikal Ticaret Anonim Şirketi	Turkey
Orthomed (Hong Kong) Medical Instrument Company Limited	Hong Kong
OrthoSpace US Inc.	USA - Delaware
OrthoSpace, Ltd.	Israel
Orthovita, Inc.	USA - Pennsylvania
P.C. Sweden Holding AB	Sweden
Pficonprod Pty. Ltd.	Australia

Physio-Control (Shanghai) Sales Co., Ltd.	China
Physio-Control Brazil Vendas Ltda.	Brazil
Physio-Control Czech Sales s.r.o.	Czech Republic
Physio-Control Holdings Coöperatief U.A.	Netherlands
Physio-Control Holdings Inc	USA - Delaware
Physio-Control Hungary Sales Kft	Hungary
Physio-Control India Sales Pvt. Ltd	India
Physio-Control Investments, LLC	USA - Delaware
Physio-Control Lebanon Sales Offshore s.a.l.	Lebanon
Physio-Control Manufacturing, Inc.	USA - Washington
Physio-Control Operations Netherlands B.V.	Netherlands
Physio-Control Sales Limited Liability Company	Russia
Physio-Control Singapore Pte. Ltd.	Singapore
Physio-Control South Africa Sales Pty. Ltd.	South Africa
Physio-Control UK Sales Ltd.	United Kingdom
Physio-Control, Inc.	USA - Washington
SafeAir AG	Switzerland
Sage Products Coӧperatief U.A.	Netherlands
Sage Products Holdings II, LLC	USA - Delaware
Sage Products Holdings III, LLC	USA - Delaware
Sage Products, LLC	USA - Delaware
Scopis GmbH	Germany
Spirox, Inc.	USA - Delaware
SSI Divestiture, Inc.	USA - Massachusetts
Stanmore Implants Worldwide Limited	United Kingdom
Stanmore, Inc.	USA - Massachusetts
Stryker (Barbados) Foreign Sales Corporation	Barbados
Stryker (Beijing) Healthcare Products Co., Ltd.	China
Stryker (Shanghai) Healthcare Products Co., Ltd.	China
Stryker (Suzhou) Medical Technology Co Ltd	China
Stryker (Thailand) Limited	Thailand
Stryker AB	Sweden
Stryker Acquisitions BV	Netherlands
Stryker Asia Holdings CV	Netherlands
Stryker Australia LLC	USA - Delaware
Stryker Australia Pty. Ltd.	Australia
Stryker Austria GmbH	Austria
Stryker B.V.	Netherlands
Stryker Berchtold BV	Netherlands
Stryker Beteiligungs GmbH	Germany
Stryker Canada GP ULC	Canada
Stryker Canada Holding Company	Canada
Stryker Canada Manufacturing ULC	Canada
Stryker Canada ULC	Canada
Stryker Canadian Management, ULC	Canada
Stryker Canadian Sales Holding Company ULC	Canada
Stryker Capital BV	Netherlands
Stryker China Limited	Hong Kong
Stryker Colombia SAS	Colombia
Stryker Communications, Inc.	USA - Delaware
Stryker Corporation (Chile) y Compania Limitada	Chile
Stryker Corporation (Malaysia) Sdn. Bhd.	Malaysia
Stryker Customs Brokers LLC	USA - Delaware
Stryker Czech Republic s.r.o.	Czech Republic
Stryker Delaware, Inc.	USA - Delaware
Stryker do Brasil Ltda	Brazil
Stryker EMEA Supply Chain Services BV	Netherlands
Stryker Employment Company, LLC	USA - Michigan
Stryker European Coordination Center BV	Netherlands
Stryker European Holdings Coöperatief U.A	Netherlands
Stryker European Holdings I, LLC	USA - Delaware
Stryker European Holdings II, LLC	USA - Delaware
Stryker European Holdings V, LLC	USA - Delaware

Stryker European Holdings, LLC	USA - Delaware
Stryker European Operations B.V.	Netherlands
Stryker European Operations Holdings I BV	Netherlands
Stryker European Operations Holdings II BV	Netherlands
Stryker European Operations Holdings III BV	Netherlands
Stryker European Operations Holdings LLC	USA - Delaware
Stryker European Operations Limited	Ireland
Stryker European Technologies C.V.	Netherlands
Stryker Far East, Inc.	USA - Delaware
Stryker Foreign Acquisitions, Inc.	USA - Delaware
Stryker France Holding SNC	France
Stryker France MM Holdings SAS	France
Stryker France SAS	France
Stryker Funding B.V.	Netherlands
Stryker GI Services CV	Netherlands
Stryker Global Technology Center Private Limited	India
Stryker GmbH	Switzerland
Stryker GmbH & Co. KG	Germany
Stryker Grundstücks GmbH & Co KG	Germany
Stryker Grundstücks Verwaltungs GmbH	Germany
Stryker Holdings BV	Netherlands
Stryker Iberia SL Unipersonal	Spain
Stryker IFSC Designated Activity Company	Ireland
Stryker India Private Limited	India
Stryker International Acquisitions BV	Netherlands
Stryker International Holdings BV	Netherlands
Stryker Investment Holdings B.V.	Netherlands
Stryker Ireland Holding Unlimited Company	Ireland
Stryker Ireland Limited	Ireland
Stryker Italia S.r.l. S.U.	Italy
Stryker Japan Holdings BV	Netherlands
Stryker Japan K.K.	Japan
Stryker Korea Ltd.	South Korea
Stryker Lebanon (Offshore) S.A.L.	Lebanon
Stryker Leibinger GmbH & Co. KG	Germany
Stryker Luxembourg Holdings S.a.r.l.	Luxembourg
Stryker Luxembourg Sarl	Luxembourg
Stryker Manufacturing S. de R.L. de C.V.	Mexico
Stryker Mauritius Holding Ltd.	Mauritius
Stryker Medical London LP	Canada
Stryker Medtech K.K.	Japan
Stryker Medtech Limited	Ireland
Stryker Mexico Holdings B.V.	Netherlands
Stryker Mexico SA de CV	Mexico
Stryker Nederland BV	Netherlands
Stryker New Zealand Limited	New Zealand
Stryker NV Operations Limited	Ireland
Stryker Osteonics AG	Switzerland
Stryker Pacific Limited	Hong Kong
Stryker Performance Solutions, LLC	USA - New Jersey
Stryker Polska Sp.z.o.o.	Poland
Stryker Portugal - Produtos Medicos, Unipessoal, Lda.	Portugal
Stryker Professional Latin America S. de R.L. de C.V.	Mexico
Stryker Puerto Rico Limited	Ireland
Stryker Romania SRL	Romania
Stryker Sage, Inc.	USA - Delaware
Stryker Sales Corporation	USA - Michigan
Stryker Servicios Administrativos S.de R.L. de C.V.	Mexico
Stryker Singapore Private Limited	Singapore
Stryker South Africa (Proprietary) Limited	South Africa
Stryker Spine Sarl	Switzerland
Stryker Spine SAS	France
Stryker Sustainability Solutions, Inc.	USA - Delaware

Stryker Tibbi Cihazlan Sanayi ve Ticaret Limited Sirketi	Turkey
Stryker Trauma GmbH	Germany
Stryker Turkish Holdings BV	Netherlands
Stryker UK Ltd	United Kingdom
Stryker Verwaltungs GmbH	Germany
Stryker Vietnam Company Limited	Vietnam
SYK Costa Rica Services Sociedad De Responsabilidad Limitada	Costa Rica
TG SP Holdings Corp	USA - Delaware
Trauson (China) Medical Instrument Company Limited	China
Trauson (Hong Kong) Company Limited	Hong Kong
Trauson Holdings (BVI) Company Limited	British Virgin Islands
Trauson Holdings (Hong Kong) Company Limited	Hong Kong
Trauson Holdings Company Limited	Cayman Islands
TSO3 Corp	USA - North Carolina
TSO3 Inc	Canada
Vexim SA	France
Waterloo Bedding Co.	Canada
ZipLine Medical Consulting (Shanghai) Co., Ltd.	China
ZipLine Medical Hong Kong Limited	Hong Kong
ZipLine Medical, Inc.	USA - Delaware

Stryker Corporation directly or indirectly owns 100% of the outstanding voting securities of each of the above-named subsidiaries, with the exception of any designated by an asterisk (*), which Stryker Corporation directly or indirectly owns a majority of the outstanding voting securities.